UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 2, 2011

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State or Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of the Company on June 2, 2011, shareholders elected the three director nominees for three-year terms, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011, and approved the Company’s named executive officer compensation. On Proposal 4, the most votes were received for an advisory vote on named executive officer compensation once every year.  In light of such voting results, the Board of Directors of the Company has determined that it will implement an annual advisory vote on named executive officer compensation until the next required advisory vote on such frequency.  The results of the voting are shown below*:

Proposal 1 — Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Robert S. Taubman	70,979,818	2,364,730	1,871,156
Lisa A. Payne	68,791,669	4,552,879	1,871,156
William U. Parfet	69,852,117	3,492,431	1,871,156

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
75,192,837	16,914	5,953

Proposal 3 — Advisory Vote on Named Executive Officer Compensation

Votes For	Votes Against	Abstain	Broker Non-Votes
70,948,149	2,281,960	114,439	1,871,156

Proposal  4 — Advisory Vote on the Frequency of an Advisory Vote on Named Executive Officer Compensation

Once Every Year	Once Every Two Years	Once Every Three Years	Abstain	Broker Non-Votes
39,888,403	173,504	33,274,603	8,038	1,871,156

*For Proposal 1, the three nominees receiving the most votes cast were elected as directors.  Proposals 2 and 3, required the affirmative vote of 66⅔% of the outstanding voting shares for approval; the total outstanding voting shares as of the record date, April 4, 2011, were 81,016,282 shares.  For Proposal 4, the option receiving the most votes was deemed to be the advisory voting frequency.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2011	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer